Exhibit 99.1

FERRELLGAS PARTNERS, L.P. REPORTS

THIRD QUARTER FISCAL 2023 RESULTS

•	Financial Highlights
•	Gross Profit for the third fiscal quarter increased $10.4 million, or 4%, compared to the prior year period.
•	Margin per gallon for the third fiscal quarter increased $0.13, or 12%, compared to the prior year period.
•	Net earnings attributable to Ferrellgas Partners, L.P. increased $4.8 million, or 7%, compared to the prior year period.
•	Adjusted EBITDA increased by $8.5 million, or 7%, compared to the prior year period.
•	Company Highlights
•	Ferrellgas was named as one of the “Most Trustworthy Companies in America” by Newsweek magazine.
•	The Company welcomed Apollo Propane, Inc. located in Moraine, Ohio, as its newest acquisition to the Ferrellgas Family during the third fiscal quarter.
•	198 employees received Ferrellgas Flame Awards in the areas of Safety, Customer Service, Innovation, and Leadership. Additionally, Blue Rhino recognized three Golden Rhino Award recipients in the third fiscal quarter.

Liberty, MO., June 14, 2023 (GLOBE NEWSWIRE) – Ferrellgas Partners, L.P. (OTC: FGPR) (“Ferrellgas” or the “Company”) today reported financial results for its third fiscal quarter ended April 30, 2023.

“We were honored that our Company was named by Newsweek as one of the ‘Most Trustworthy Companies in America’ based on the results of an independent survey,” said James E. Ferrell, Chief Executive Officer and President. “As the only national propane company on the list, we take pride in our over 84-year history of serving our customers, who know they can trust that their needs for clean, affordable energy will be taken care of by our 4,000-plus employee-owners.”

Third quarter fiscal results continued this positive trend. Gross profit increased $10.4 million, or 4%, for the third fiscal quarter. Revenues decreased $60.2 million for the third fiscal quarter compared to the prior year period. Gallons sold decreased 7%, or 17.8 million gallons, compared to the prior year third fiscal quarter as near-record warmer weather reduced customer demand. However, cost of sales was favorable with a decrease of $70.6 million, or 19%, for the third fiscal quarter. Margin per gallon increased $0.13, or 12%, compared to the prior year period. Ferrellgas has achieved positive results in contract negotiations with both suppliers and customers as it continues to leverage asset utilization management practices.

Operating income per gallon increased $0.04, or 11%, compared to the prior year period. Operating income for the third fiscal quarter increased $4.6 million, or 5%, compared to the prior year period. A focus on cost containment and strategic initiatives on right-timed delivery contributed to these favorable results, which were partially offset by higher fleet charges related to cost of diesel, maintenance and repairs.

The Company reported net earnings attributable to Ferrellgas Partners, L.P. of $72.4 million and $67.6 million, for the third fiscal quarters of 2023 and 2022, respectively. Adjusted EBITDA, a non-GAAP financial measure, increased by $8.5 million, or 7%, to $125.6 million in the third fiscal quarter 2023 compared to $117.1 million in the prior year period. The change was primarily due to the $4.6 million increase in operating income, noted above, and a favorable EBITDA adjustment for $3.6 million in legal fees related to non-core businesses.

As previously announced, on April 7, 2023, the Company made a cash distribution in the aggregate amount of approximately $49.9 million to holders of record of the Class B Units as of March 23, 2023. The aggregate distribution of approximately $150.0 milion paid to date was made possible by the Company’s continued strong performance.

Several factors were key in driving the Company’s positive quarterly results. New mobile technology consisting of handheld devices for drivers to capture information and other tank monitoring notifications enable Ferrellgas, as a national logistics company, to deliver propane efficiently and in a timely manner. More importantly, the leadership and experience of the Company’s employee-owners enable it to provide for its customers both on a routine basis and during critical events. Using its nationwide footprint, the Company ships on all major supply avenues – truck, rail, sea – and has relationships with more than 100 carriers.

We also had almost 200 third quarter nominations for Ferrellgas Flame awards during the quarter. This employee recognition program is yet another way Ferrellgas shows appreciation to its most valuable resource, its employee-owners. In addition to performance recognition, Ferrellgas believes in education and continuous improvement. The Golden Rhino Award program recognizes a Blue Rhino employee or group each quarter from production, operations and corporate for their accomplishments. The International Rhino Foundation (“IRF”) joined a Company call to further its partnership and educate employee-owners on the benefits of rhinoceroses to the world’s ecosystems. Blue Rhino released limited edition propane tank sleeves in support of the IRF’s “Keep the Five Alive” event, which raises awareness about the need to save the five rhinoceros species remaining in the wild.

While the country has seen workers move around for other opportunities, most employee-owners are choosing to stay with Ferrellgas. Company-wide, retention has improved almost 13% through the 2023 fiscal year period. Front-line employee retention, which includes drivers, service technicians, material handlers, and production employees, among others, improved almost 12% through the 2023 fiscal year.

“I want to thank all our people in the field and corporate who work so hard to support our Blue Rhino tank exchange and Retail operations,” Ferrell added. “These drivers, billing specialists, technicians, customer service workers, and many more, all work together to meet our goals and serve our customers. I could not be prouder of all that they accomplish.”

On Wednesday, June 14, 2023, the Company will conduct a teleconference on the Internet at https://edge.media-server.com/mmc/p/m5rtuq5d to discuss the results of operations for the third fiscal quarter ended April 30, 2023. The webcast of the teleconference will begin at 8:30 a.m. Central Time (9:30 a.m. Eastern Time). Questions may be submitted via the investor relations e-mail box at InvestorRelations@ferrellgas.com.

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico. Its Blue Rhino propane exchange brand is sold at more than 60,000 locations nationwide. Ferrellgas was named one of Newsweek’s Most Trustworthy Companies in America in 2023. Ferrellgas employees indirectly own 1.1 million Class A Units of the partnership, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on September 30, 2022. Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Forward Looking Statements

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance, and expectations to differ materially from anticipated results, performance, and expectations. These risks, uncertainties, and other factors include those discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas, L.P., Ferrellgas Partners Finance Corp., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2022, and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

Contacts

Investor Relations – InvestorRelations@ferrellgas.com

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

ASSETS	April 30, 2023	July 31, 2022

Current assets:
Cash and cash equivalents (including $11,127 and $11,208 of restricted cash at April 30, 2023 and July 31, 2022, respectively)	$104,657	$158,737
Accounts and notes receivable, net	199,042	150,395
Inventories	97,813	115,187
Price risk management asset	8,463	43,015
Prepaid expenses and other current assets	35,324	30,764
Total current assets	445,299	498,098

Property, plant and equipment, net	619,285	603,148
Goodwill, net	257,006	257,099
Intangible assets (net of accumulated amortization of $347,423 and $440,121 at April 30, 2023 and July 31, 2022, respectively)	108,806	97,638
Operating lease right-of-use assets	60,244	72,888
Other assets, net	64,713	79,244
Total assets	$1,555,353	$1,608,115

LIABILITIES, MEZZANINE AND EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$49,791	$57,586
Broker margin deposit liability	6,207	32,805
Current portion of long-term debt	2,717	1,792
Current operating lease liabilities	24,150	25,824
Other current liabilities	159,054	185,805
Total current liabilities	241,919	303,812

Long-term debt	1,455,209	1,450,016
Operating lease liabilities	36,941	47,231
Other liabilities	32,076	43,518

Contingencies and commitments

Mezzanine equity:
Senior preferred units, net of issue discount and other offering costs (700,000 units outstanding at April 30, 2023 and July 31, 2022)	651,349	651,349

Equity (Deficit):
Limited partner unitholders
Class A (4,857,605 units outstanding at April 30, 2023 and July 31, 2022)	(1,160,913)	(1,229,823)
Class B (1,300,000 units outstanding at April 30, 2023 and July 31, 2022)	383,012	383,012
General partner unitholder (49,496 units outstanding at April 30, 2023 and July 31, 2022)	(70,119)	(71,320)
Accumulated other comprehensive (loss) income	(7,298)	37,907
Total Ferrellgas Partners, L.P. deficit	(855,318)	(880,224)
Noncontrolling interest	(6,823)	(7,587)
Total deficit	(862,141)	(887,811)
Total liabilities, mezzanine and deficit	$1,555,353	$1,608,115

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

(unaudited)

	Three months ended		Nine Months ended		Twelve months ended
	April 30,		April 30,		April 30,
	2023	2022	2023	2022	2023	2022
Revenues:
Propane and other gas liquids sales	$559,047	$622,211	$1,596,777	$1,652,419	$1,962,237	$1,969,752
Other	28,300	25,332	87,802	74,568	109,895	92,361
Total revenues	587,347	647,543	1,684,579	1,726,987	2,072,132	2,062,113

Cost of sales:
Propane and other gas liquids sales	291,826	362,958	852,399	966,709	1,059,694	1,141,855
Other	3,673	3,176	12,692	10,343	14,858	12,915

Gross profit	291,848	281,409	819,488	749,935	997,580	907,343

Operating expense - personnel, vehicle, plant & other	147,477	147,293	434,572	392,418	562,757	509,336
Operating expense - equipment lease expense	5,861	5,775	17,471	17,487	23,078	24,087
Depreciation and amortization expense	23,753	23,067	69,453	65,306	94,044	86,768
General and administrative expense	16,213	10,962	54,161	39,321	67,620	50,626
Non-cash employee stock ownership plan compensation charge	767	776	2,212	2,436	2,946	3,370
Loss (gain) on asset sales and disposals	958	1,299	2,928	(6,566)	2,876	(6,973)

Operating income	96,819	92,237	238,691	239,533	244,259	240,129

Interest expense	(24,297)	(23,965)	(72,483)	(74,499)	(98,077)	(99,105)
Gain on extinguishment of debt	—	—	—	—	—	5,088
Other income, net	852	99	1,865	4,406	2,292	4,483
Reorganization expense - professional fees	—	—	—	—	—	(236)

Earnings before income tax expense	73,374	68,371	168,073	169,440	148,474	150,359

Income tax expense	367	248	888	825	1,044	960

Net earnings	73,007	68,123	167,185	168,615	147,430	149,399

Net earnings attributable to noncontrolling interest (a)	580	537	1,203	1,230	840	836

Net earnings attributable to Ferrellgas Partners, L.P.	$72,427	$67,586	$165,982	$167,385	$146,590	$148,563

Class A unitholders' interest in net earnings (loss)	$6,115	$7,336	$16,608	$16,668	$(18,830)	$(17,989)

Net earnings (loss) per unitholders' interest
Basic and diluted net earnings (loss) per Class A Unit	$1.26	$1.51	$3.42	$3.43	$(3.88)	$(3.70)
Weighted average Class A Units outstanding - basic and diluted	4,858	4,858	4,858	4,858	4,858	4,858

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Nine Months ended		Twelve months ended
	April 30,		April 30,		April 30,
	2023	2022	2023	2022	2023	2022
Net earnings attributable to Ferrellgas Partners, L.P.	$72,427	$67,586	$165,982	$167,385	$146,590	$148,563
Income tax expense	367	248	888	825	1,044	960
Interest expense	24,297	23,965	72,483	74,499	98,077	99,105
Depreciation and amortization expense	23,753	23,067	69,453	65,306	94,044	86,768
EBITDA	120,844	114,866	308,806	308,015	339,755	335,396
Non-cash employee stock ownership plan compensation charge	767	776	2,212	2,436	2,946	3,370
Loss (gain) loss on asset sales and disposal	958	1,299	2,928	(6,566)	2,876	(6,973)
Gain on extinguishment of debt	—	—	—	—	—	(5,088)
Other income, net	(852)	(99)	(1,865)	(4,406)	(2,292)	(4,483)
Reorganization expense - professional fees	—	—	—	—	—	236
Severance costs include $0, $51 and $82 in operating expense for the three, nine and twelve months ended April 30, 2023, respectively. Also includes $0, $593 and $594 in general and administrative expense for the three, nine and twelve months ended April 30, 2023, respectively.	—	49	644	546	676	546
Legal fees and settlements related to non-core businesses	3,295	(303)	17,274	4,635	20,577	6,192
Net earnings attributable to noncontrolling interest (a)	580	537	1,203	1,230	840	836
Adjusted EBITDA (b)	125,592	117,125	331,202	305,890	365,378	330,032
Net cash interest expense (c)	(21,426)	(25,654)	(64,297)	(72,393)	(91,270)	(94,830)
Maintenance capital expenditures (d)	(5,208)	(5,477)	(15,415)	(13,116)	(19,318)	(24,767)
Cash paid for income taxes	(217)	(243)	(713)	(650)	(1,081)	(918)
Proceeds from certain asset sales	591	642	2,079	3,368	2,824	4,249
Distributable cash flow attributable to equity investors (e)	99,332	86,393	252,856	223,099	256,533	213,766
Less: Distributions accrued or paid to preferred unitholders	15,590	15,715	48,063	49,037	64,313	65,050
Distributable cash flow attributable to general partner and non-controlling interest	(1,986)	(1,720)	(5,056)	(4,462)	(5,130)	(4,275)
Distributable cash flow attributable to Class A and B Unitholders (f)	81,756	68,958	199,737	169,600	187,090	144,441
Less: Distributions paid to Class A and B Unitholders (g)	49,998	—	49,998	49,998	99,996	49,998
Distributable cash flow excess (h)	$31,758	$68,958	$149,739	$119,602	$87,094	$94,443

Propane gallons sales
Retail - Sales to End Users	182,937	198,783	514,995	529,884	609,427	625,817
Wholesale - Sales to Resellers	51,015	52,943	155,829	158,955	203,390	210,010
Total propane gallons sales	233,952	251,726	670,824	688,839	812,817	835,827

(a)	Amounts allocated to the general partner for its 1.0101% interest (excluding the economic interest attributable to the preferred unitholders) in the operating partnership, Ferrellgas, L.P.
(b)	Adjusted EBITDA is calculated as net earnings attributable to Ferrellgas Partners, L.P., plus the sum of the following: income tax expense, interest expense, depreciation and amortization expense, non-cash employee stock ownership plan compensation charge, loss (gain) on asset sales and disposals, gain on extinguishment of debt, other income, net, reorganization expense – professional fees, severance costs, legal fees and settlements related to non-core businesses, and net earnings attributable to noncontrolling interest. Management believes the presentation of this measure is relevant and useful because it allows investors to view the partnership's performance in a manner similar to the method management uses, adjusted for items management believes make it easier to compare its results with other companies that have different financing and capital structures.

Adjusted EBITDA, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added into our calculation of Adjusted EBITDA that will not occur on a continuing basis may have associated cash payments. Adjusted EBITDA should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(c)	Net cash interest expense is the sum of interest expense less non-cash interest expense and other income, net. This amount includes interest expense related to the terminated accounts receivable securitization facility.
(d)	Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment, and may from time to time include the purchase of assets that are typically leased.
(e)	Distributable cash flow attributable to equity investors is calculated as Adjusted EBITDA minus net cash interest expense, maintenance capital expenditures and cash paid for income taxes plus proceeds from certain asset sales. Management considers distributable cash flow attributable to equity investors a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to equity investors, including holders of the operating partnership’s Preferred Units. Distributable cash flow attributable to equity investors, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added into our calculation of distributable cash flow attributable to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to equity investors should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(f)	Distributable cash flow attributable to Class A and B Unitholders is calculated as Distributable cash flow attributable to equity investors minus distributions accrued or paid on the Preferred Units and distributable cash flow attributable to general partner and noncontrolling interest. Management considers distributable cash flow attributable to Class A and B Unitholders a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to Class A and B Unitholders. Distributable cash flow attributable to Class A and B Unitholders, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added to our calculation of distributable cash flow attributable to Class A and B Unitholders that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to Class A and B Unitholders should be viewed in conjunction with measurements that are computed in accordance with GAAP.
(g)	The Company did not pay any distributions to Class A Unitholders during any of the periods in fiscal 2023 or fiscal 2022.
(h)	Distributable cash flow excess is calculated as Distributable cash flow attributable to Class A and B Unitholders minus Distributions paid to Class A and B Unitholders. Distributable cash flow excess, if any, is retained to establish reserves, to reduce debt, to fund capital expenditures and for other partnership purposes, and any shortage is funded from previously established reserves, cash on hand or borrowings under our Credit Facility or, previously, under our terminated accounts receivable securitization facility. Management considers Distributable cash flow excess a meaningful measure of the partnership’s ability to effectuate those purposes. Distributable cash flow excess, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added into our calculation of distributable cash flow excess that will not occur on a continuing basis may have associated cash payments. Distributable cash flow excess should be viewed in conjunction with measurements that are computed in accordance with GAAP.